Exhibit 10.1

FIRST AMENDMENT TO

ARCH SENIOR EXECUTIVE PENSION PLAN II

WHEREAS, Arch Chemicals, Inc. (the “Company” or “Arch”) established a non-qualified deferred compensation plan known as the Arch Senior Executive Pension Plan II (the “Plan”) for the benefit of certain salaried employees of Arch and other Employing Companies who may be eligible to participate; and

WHEREAS, the Company reserved the right, in Section 7.1 of the Plan, to amend the Plan at any time, in whole or in part, by action of its Board of Directors, the Compensation Committee of the Board or any other duly authorized committee or officer, provided that no amendment of the Plan shall adversely affect the vested benefits payable hereunder to any Participant for service rendered prior to the effective date of such amendment; and

WHEREAS, the Company now wishes to amend the Plan to modify the vesting provisions relating to Formula B under the Plan,

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1. The last paragraph of subsection (a) of Section 3.1 of the Plan is hereby deleted and the following substituted therefore:

Notwithstanding the foregoing, a Participant shall not vest in a benefit under Formula B until the earliest of the following dates: (a) the date the Participant attains at least age 55 and has at least 10 Years of Benefit Service credited while a Participant in this Plan; (b) the date the Participant attains age 65; (c) the date the Participant qualifies for benefits under an executive severance agreement on account of an involuntary separation from service without cause; (d) the date determined by the Selection Committee, in its discretion, provided the Participant is then at least age 62; or (e) if the Participant dies prior to Retirement, the day preceding the Participant’s date of death. Until such time as a Participant vests in a benefit, his or her benefit under Formula B shall be deemed to be zero.

The foregoing amendment shall be effective as of May 3, 2010.

IN WITNESS WHEREOF, the undersigned has set his/her hand this 4th day of May, 2010.

/s/ Hayes Anderson
Name: Hayes Anderson
Duly Authorized